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                                                                   EXHIBIT 99(a)

PROXY

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
                              40 North Main Street
                           Statesboro, Georgia 30459

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST BANKING COMPANY OF SOUTHEAST GEORGIA. The undersigned hereby appoints
JAMES ELI HODGES AND C. ARTHUR HOWARD, or either of them, as the lawful attorneys and proxies of the undersigned, each with full power and substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock of First Banking Company of Southeast Georgia held of record by the undersigned on April 25, 2000 at the Special Meeting of Shareholders to be held on June 8, 2000 and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND
                                            ---
PLAN OF REORGANIZATION AND RELATED PLAN OF MERGER REFERENCED IN ITEM 1 AND IN THEIR DISCRETION ON OTHER MATTERS.

                               (See Reverse Side)
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1.   TO APPROVE the Agreement and Plan of Reorganization dated as of
     December 14, 1999, and a related Plan of Merger and the merger provided therein, pursuant to which First Banking Company of Southeast Georgia will merge with and into BB&T Corporation, and each outstanding share of Common Stock of First Banking Company of Southeast Georgia will be converted into the right to receive shares of Common Stock of BB&T, as described in the accompanying proxy statement/prospectus. The Agreement and Plan of Reorganization and the Plan of Merger are attached to the proxy statement/prospectus as Appendix A.

                                                       [_]  FOR

     [_]  AGAINST                                      [_]  ABSTAIN


2. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.
Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. This Proxy votes all shares held in all capacities.

                                           PLEASE MARK, SIGN, DATE AND MAIL THE
                                           CARD IN THE ENCLOSED ENVELOPE.

DATED: __________________________, 2000

Signature______________________________________


DATED: __________________________, 2000

Signature______________________________________